UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2018

Date of Report (Date of earliest event reported)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2018, Grand Canyon Education, Inc., a Delaware corporation (“GCE”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among GCE, GCE Cosmos Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of GCE (“Merger Sub”), and Orbis Education Services, LLC, a Delaware limited liability company (“Orbis Education”). Orbis Education is an education services company that supports healthcare education programs for 17 universities across the United States. The board of directors of GCE and the board of directors and members of Orbis Education have approved the Merger Agreement.

The Merger Agreement provides for the merger of Merger Sub with and into Orbis Education (the “Merger”), with Orbis Education surviving the Merger as a wholly owned subsidiary of GCE. As a result of the Merger, GCE will acquire all of the outstanding equity interests of Orbis for $362.5 million in cash, subject to certain adjustments. The closing of the Merger is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. GCE expects to finance a portion of the purchase price through a consortium of banks led by our existing bank group.

The Merger Agreement contains customary representations, warranties and covenants by GCE, Merger Sub, and Orbis Education, including (a) covenants generally requiring Orbis Education to operate its business in the ordinary course prior to the closing, and (b) covenants generally requiring the respective parties to use commercially reasonable efforts to cause the transaction to be consummated. The parties expect the transaction to close during the first quarter of 2019.

A copy of the Merger Agreement will be timely filed as an exhibit to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2018, GCE issued a press release announcing the signing of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing

Item 9.01.	Consolidated Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 18, 2018

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of GCE to be able to operate Orbis Education in the manner it was operated prior to the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement of the transaction on GCE’s ability to retain key personnel of Orbis Education; and other factors discussed in GCE’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for GCE to predict all of them. GCE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: December 18, 2018	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)